Exhibit 3.1.72

FREDERICK OUTBACK, INC.

ARTICLES OF INCORPORATION

FIRST: The undersigned, Brian D. Rondon, whose post office address is 1828 L Street, N.W., Washington, D.C. 20036, being over 21 years of age, does hereby form a corporation under and by virtue of the General Laws of the State of Maryland.

SECOND: The name of the corporation is FREDERICK OUTBACK, INC.

THIRD: The purpose or purposes for which the corporation is organized are as follows:

(a) To own and operate restaurants, carry-out shops, cafeterias, and to sell therein all types of foodstuffs and related products.

(b) To actively pursue and participate in any other activities permitted by Section 2-103 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time.

FOURTH: The post office address of the principal office of the corporation and the resident agent in the State of Maryland are: Juliet Schneider, 7505 Democracy Boulevard, Bethesda, Montgomery County, Maryland 20817. Said resident agent is a citizen of this State and actually resides therein.

FIFTH: The total number of shares of stock which the corporation has authority to issue is 1,000 shares with a par value of $1 each, all of one class, having an aggregate par value of $1,000.

SIXTH: The number of directors of the corporation shall be one (1) This number may be increased pursuant to the By-Laws of the corporation, but shall never be less than one.

SEVENTH: The name and address of the director who shall act until the first annual meeting or until his successor(s) are duly chosen and qualify is:

Name	Address
Benjamin J. Stone III	10207 E. Hunter Valley Road
Vienna, Virginia 22181

EIGHTH: The duration of the corporation shall be perpetual.

IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledged the same to be my act and deed on this 22nd day of February, 1993.

/s/ Brian D. Rondon
Brian D. Rondon

WITNESS:

/s/ Juliet Schneider
Juliet Schneider

Name:	Classification:

State of Incorporation:	Book No.:

Date of Incorporation:

Statutory Agent:

Statutory Address:

Registered Agents and Offices

D.C.:

Md.:

Va.:

Annual Meeting:

Officers

President:

Vice-President:

Secretary:

Treasurer:

Assist. Secretary:

Assist. Treasurer:

Directors:

Capital Stock:

Stockholders:

Business:

Date:	Restaurant
February 1993

FREDERICK OUTBACK, INC.	(X) Business;	( ) Non-Profit;	( ) Pseudo

Maryland	972

February 25, 1993

Juliet Schneider

7505 Democracy Boulevard
Bethesda, Maryland 20817

Domestication Name and Address

Date

March 1 - 11 A.M.

Benjamin J. Stone ITI

Michael Frank Orzechowski

Gerald A., Sullivan

Benjamin J. Stone III

Benjamin J. Stone III

Par Authorized Issued Outstanding Treas.

$1	1,000	1,000	1,000

Name	Class and No. Par Vaiue-
Benjamin J. Stone III	1,000
$1,000